Exhibit 107.1

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share (including Series A Junior Participating Preferred Share Purchase Rights)	457(c) and 457(h)	600,000 (1) (2)	$2.19(3)	$1,314,000	$0.00014760	$193.95

Total Offering Amounts					$1,314,000		$193.95
Total Fee Offsets							$0
Net Fee Due							$193.95

(1) Represents shares of common stock, par value $0.001 per share (the “Common Stock”) of Broadwind, Inc., a Delaware corporation (the “Registrant”), underlying the Registrant’s Employees’ 401(k) Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement on Form S-8 (this “Registration Statement”) also covers an indeterminate amount of Common Stock to be offered or sold pursuant to the Plan. The Series A Junior Participating Preferred Share Purchase Rights (the “Series A Rights”) are initially carried with the shares of Common Stock. The value attributable to such Series A Rights, if any, is reflected in the market price of the shares of Common Stock.

(2) This Registration Statement is being filed by the Company to register 600,000 additional shares of Common Stock issuable under the Plan (the “Additional Shares”). The Additional Shares are being registered in addition to the Common Stock previously registered for issuance under the Plan by registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2018 (File No. 333-223260), February 26, 2019 (File No. 333-229875), October 29, 2019 (File No. 333-234361), November 10, 2021 (File No. 333-260956) and August 9, 2022 (File No. 333-266690) (collectively, the “Prior Registration Statements”). Pursuant to Rule 429 under the Securities Act, the prospectus referred to herein is combined with and relates to the Prior Registration Statements.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act, using the average of the high and low prices as reported on the Nasdaq Capital Market on May 13, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Type of Filing	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources